Spark Networks(R) Reports Second Quarter Financial Results

LOS ANGELES, CA -- (Marketwired - August 10, 2014) - Spark Networks, Inc. (NYSE MKT: LOV)

  Contribution margin(1) reaches 50%
  Contribution(2) increases 109% year-over-year
  Average paying subscribers(3) decline by 9%

Spark Networks, Inc. (NYSE MKT: LOV), a leader in creating niche-focused brands that build and strengthen the communities they serve, today reported financial results for the second quarter ended June 30, 2014.

Financial Highlights

                                  Q2 2013         Q2 2014
                              --------------  --------------
       Revenue                 $17.6 Million   $15.8 Million
       Contribution Margin               21%             50%
       Net Loss               $(3.3) Million  $(1.1) Million
       Net Loss Per Share            $(0.15)         $(0.05)

Financial Results

Revenue in the second quarter of 2014 was $15.8 million, a decrease of 10% compared to the year-ago period. The decrease was primarily driven by a 9% decrease in average paying subscribers, reflecting an 8% and 7% decline in average paying subscribers for the Christian and Jewish Networks segments, respectively.

Direct marketing expenses in the second quarter of 2014 were $7.9 million, a decrease of 43% compared to the year-ago period. Christian Networks accounted for the majority of the decrease, reflecting the company's strategy to reduce and reallocate direct marketing investments in the segment.

Contribution in the second quarter of 2014 was $7.8 million, an increase of 109% compared to the year-ago period. Christian Networks was the primary driver behind this improvement, generating positive contribution for the first time in 15 quarters. The positive contribution was driven by improved marketing efficiency and growth in the winback and renewal subscriber bases.

Total cost and expenses in the second quarter of 2014 were $16.8 million, a decrease of 19% compared to the year ago period. The decrease in expenditures is largely a result of the reduction in Christian Networks direct marketing expense.

Net loss in the second quarter of 2014 was $(1.1) million, or $(0.05) per share, compared to a net loss of $(3.3) million, or $(0.15) per share, in the year ago period.

Adjusted EBITDA(4) in the second quarter of 2014 was a loss of $363,000, an improvement of 84% compared to the year-ago period. Excluding proxy-related fees and costs in the second quarter of 2014, Adjusted EBITDA would have been approximately $1.0 million.

Total average paying subscribers in the second quarter of 2014 were 275,345, a decrease of 9% compared to the year-ago period. Christian Networks average paying subscribers were 181,062 in the second quarter of 2014, an 8% decrease compared to the year-ago period. The decrease reflects the impact of the reduction and reallocation of direct marketing investments, the effects of certain affiliate-driven email deliverability issues experienced in the first quarter of 2014, and an increase in failed renewal transactions as a result of credit and debit card turnover associated with a security breach at a major US-based retailer. Jewish Networks average paying subscribers were 78,856, a 7% decrease compared to the year-ago period. The decrease also reflects the aforementioned email deliverability and payment card renewal issues. Other Networks average paying subscribers were 15,427, a 27% decrease compared to the year-ago period.

Balance Sheet, Cash, Debt
As of June 30, 2014, the company had cash and cash equivalents of $10.1 million, a decrease of 32% from $14.7 million at December 31, 2013. As of June 30, 2014, the company had no outstanding debt.

                            SPARK NETWORKS, INC.
                     SEGMENT RESULTS FROM OPERATIONS(5)
           (in thousands except subscriber and ARPU information)

                                                                     Q2 '14
                                                                     v. Q2
                        Q2 2013  Q3 2013  Q4 2013  Q1 2014  Q2 2014   '13
                       -------- -------- -------- -------- -------- -------

Net Revenue
Jewish Networks        $  6,460 $  6,433 $  6,444 $  6,124 $  5,895    -8.7%
Christian Networks       10,260   10,088    9,989    9,789    9,199   -10.3%
Other Networks              775      715      667      610      570   -26.5%
Offline & Other
 Businesses                  86      125      104       93       93     8.1%
                       -------- -------- -------- -------- -------- -------
    Total Net Revenue  $ 17,581 $ 17,361 $ 17,204 $ 16,616 $ 15,757   -10.4%

Direct Mktg. Exp.
Jewish Networks        $    776 $    822 $    991 $  1,115 $    693   -10.7%
Christian Networks       12,866   11,659   11,769   10,104    7,073   -45.0%
Other Networks              152      123      121      142      115   -24.3%
Offline & Other
 Businesses                  31       30       36       25       28    -9.7%
                       -------- -------- -------- -------- -------- -------
    Total Direct Mktg.
     Exp.              $ 13,825 $ 12,634 $ 12,917 $ 11,386 $  7,909   -42.8%

Contribution
Jewish Networks        $  5,684 $  5,611 $  5,453 $  5,009 $  5,202    -8.5%
Christian Networks       (2,606)  (1,571)  (1,780)    (315)   2,126     N/A
Other Networks              623      592      546      468      455   -27.0%
Offline & Other
 Businesses                  55       95       68       68       65     9.7%
                       -------- -------- -------- -------- -------- -------
    Total Contribution $  3,756 $  4,727 $  4,287 $  5,230 $  7,848   108.9%

Average Paying Subs.
Jewish Networks          84,487   83,732   83,175   80,395   78,856    -6.7%
Christian Networks      196,598  197,420  192,349  189,251  181,062    -7.9%
Other Networks           21,183   19,073   17,236   16,396   15,427   -27.2%
                       -------- -------- -------- -------- -------- -------
    Total Avg. Paying
     Subs.(6)           302,268  300,225  292,760  286,042  275,345    -8.9%
ARPU(7)
Jewish Networks        $  25.15 $  25.28 $  25.34 $  24.87 $  24.43    -2.9%
Christian Networks        16.55    16.07    16.14    16.19    15.64    -5.5%
Other Networks            11.49    12.08    12.44    12.08    11.97     4.2%
                       -------- -------- -------- -------- -------- -------
    Total ARPU(7)      $  18.60 $  18.38 $  18.54 $  18.40 $  17.95    -3.5%

               Distribution of New Subscription Purchases(8)

                                Q2 2013  Q3 2013  Q4 2013  Q1 2014  Q2 2014
                                -------  -------  -------  -------  -------

Jewish Networks
  1 month plans                    42.2%    40.1%    39.9%    39.5%    40.4%
  3 month plans                    25.0%    27.3%    26.2%    26.7%    23.6%
  6 month plans                    32.8%    32.6%    33.9%    33.8%    36.0%
                                -------  -------  -------  -------  -------
                                  100.0%   100.0%   100.0%   100.0%   100.0%

Christian Networks
  1 month plans                    44.9%    43.6%    43.5%    44.4%    44.8%
  3 month plans                    25.3%    23.1%    25.9%    21.7%    18.6%
  6 month plans                    29.8%    33.3%    30.6%    33.9%    36.6%
                                -------  -------  -------  -------  -------
                                  100.0%   100.0%   100.0%   100.0%   100.0%

Other Networks
  1 month plans                    58.5%    60.8%    57.5%    57.9%    55.4%
  3 month plans                    13.0%    12.6%    12.8%    13.2%    12.7%
  6 month plans                    28.5%    26.5%    29.7%    28.9%    31.9%
                                -------  -------  -------  -------  -------
                                  100.0%   100.0%   100.0%   100.0%   100.0%

                                  Composition of Average Paying Subscriber
                                                  Base(9)
                                -------------------------------------------

                                Q2 2013  Q3 2013  Q4 2013  Q1 2014  Q2 2014
                                -------  -------  -------  -------  -------

Jewish Networks
First Time Subscribers             24.8%    25.3%    24.2%    23.1%    22.4%
Winback Subscribers                31.5%    30.6%    29.9%    29.3%    29.8%
Renewal Subscribers                43.7%    44.1%    45.9%    47.6%    47.8%
                                -------  -------  -------  -------  -------
Total                             100.0%   100.0%   100.0%   100.0%   100.0%

Christian Networks
First Time Subscribers             55.0%    53.8%    52.0%    49.1%    45.8%
Winback Subscribers                18.4%    18.5%    18.9%    19.3%    19.9%
Renewal Subscribers                26.6%    27.7%    29.1%    31.6%    34.3%
                                -------  -------  -------  -------  -------
Total                             100.0%   100.0%   100.0%   100.0%   100.0%

Other Networks
First Time Subscribers             34.3%    33.9%    31.8%    32.1%    32.2%
Winback Subscribers                22.9%    24.7%    24.2%    23.2%    23.1%
Renewal Subscribers                42.8%    41.4%    44.0%    44.7%    44.7%
                                -------  -------  -------  -------  -------
Total                             100.0%   100.0%   100.0%   100.0%   100.0%

Investor Conference Call
The company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Toll-Free (United States): 1-877-407-0789
International: 1-201-689-8562

In addition, the company will host a webcast of the call which will be accessible in the Investor Relations section of the company's website at www.spark.net or by clicking http://investor.spark.net.

A replay will begin approximately three hours after completion of the call and run until August 25, 2014.

Replay
Toll-Free (United States): 1-877-870-5176
International: 1-858-384-5517
Passcode: 13586085

Safe Harbor Statement:
This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:
The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

(1) "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(2) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing.

(3) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(4) The company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles in the United States ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for an inter-company loan and the income (loss) recognized from non-cash assets received in connection with a legal judgment.

(5) In accordance with Segment Reporting guidance, the company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The Christian Networks segment consists of the company's ChristianMingle.com, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net, ChristianDating.com, DailyBibleVerse.com and Faith.com Web sites. The Other Networks segment consists of Spark.com and related other general market Web sites as well as other properties which are primarily composed of sites targeted towards various religious, ethnic, geographic and special interest groups. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

(6) Total Average Paying Subscribers excludes results from the company's HurryDate business due to its relative size.

(7) ARPU is defined as average revenue per user per month. Total ARPU excludes results from the company's HurryDate business due to its relative size.

(8) One month plans may also include a small amount of two month plans. Three month plans may include a small amount of four month plans. Six month plans may include a small amount of twelve month plans.

(9) Represents the type of subscriber comprising the average paying subscribers in that period. First Time Subscribers are defined as those subscribers that have never purchased a subscription from the company for that reporting segment. Winback Subscribers are defined as those individuals who have purchased a subscription from the company for that reporting segment, allowed their subscription to lapse, and subsequently purchased a subscription from the company for that reporting segment. Renewal Subscribers are defined as those subscribers that have auto-renewed a subscription from the company for that reporting segment.

                            SPARK NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share data)

                                                December 31,     June 30,
                                                ------------   ------------
                                                    2013           2014
                                                ------------   ------------
Assets                                                          (unaudited)
Current assets:
  Cash and cash equivalents                     $     14,723   $     10,083
  Restricted cash                                      1,296          1,222
  Accounts receivable                                  1,569          1,400
  Deferred tax asset - current                            10             15
  Prepaid expenses and other                           1,787            695
                                                ------------   ------------
    Total current assets                              19,385         13,415
Property and equipment, net                            3,901          3,982
Goodwill                                               9,305          9,370
Intangible assets, net                                 2,269          2,492
Deferred tax asset - non-current                         186             47
Deposits and other assets                                208            270
                                                ------------   ------------
    Total assets                                $     35,254   $     29,576
                                                ============   ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                              $      1,516   $      1,548
  Accrued liabilities                                  5,761          5,154
  Deferred revenue                                     8,830          8,331
  Deferred tax liability - current portion               526            526
                                                ------------   ------------
    Total current liabilities                         16,633         15,559
Deferred tax liability - non-current                   1,781          1,821
Other liabilities                                      1,717          1,713
                                                ------------   ------------
    Total liabilities                                 20,131         19,093
Commitments and contingencies
Stockholders' equity:
Authorized capital stock consists of
 100,000,000 shares of Common Stock, $0.001
 par value; issued and outstanding: 23,915,875
 and 24,001,937 shares at June 30, 2014 and
 December 31, 2013, respectively:                         24             26
  Additional paid-in-capital                          70,747         70,121
  Accumulated other comprehensive income                 776            787
  Accumulated deficit                                (56,424)       (60,451)
                                                ------------   ------------
  Total stockholders' equity                          15,123         10,483
                                                ------------   ------------
    Total liabilities and stockholders' equity  $     35,254   $     29,576
                                                ============   ============

                            SPARK NETWORKS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share data)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                     ------------------  ------------------
                                       2013      2014      2013      2014
                                     --------  --------  --------  --------

Revenue                              $ 17,581  $ 15,757  $ 34,844  $ 32,373

Cost and expenses:
  Cost of revenue (exclusive of
   depreciation shown separately
   below)                              14,770     8,866    28,427    21,230
  Sales and marketing                   1,287     1,369     2,549     2,931
  Customer service                        688       763     1,391     1,551
  Technical operations                    267       300       599       641
  Development                             793       900     1,584     1,759
  General and administrative            2,274     4,069     5,208     7,026
  Depreciation                            472       523       925     1,040
  Amortization of intangible assets         -        10         -        20
  Impairment of long-lived assets         265         -       265         -
                                     --------  --------  --------  --------
Total cost and expenses                20,816    16,800    40,948    36,198

Operating loss                         (3,235)   (1,043)   (6,104)   (3,825)
Interest (income) expense and other,
 net                                      (43)      (48)      (96)      (17)
                                     --------  --------  --------  --------
Loss before income taxes               (3,192)     (995)   (6,008)   (3,808)
Provision for income taxes                 84       140       208       219
                                     --------  --------  --------  --------
Net loss                             $ (3,276) $ (1,135) $ (6,216) $ (4,027)
                                     ========  ========  ========  ========

Net loss per share - basic and
 diluted                             $  (0.15) $  (0.05) $  (0.29) $  (0.17)
                                     ========  ========  ========  ========
Weighted average shares outstanding
 - basic and diluted                   22,485    23,851    21,745    23,886
                                     ========  ========  ========  ========

Stock-based
 compensation:         Three Months Ended June 30, Six Months Ended June 30,
(in thousands)              2013         2014          2013         2014
                        ------------ ------------  ------------ ------------
Sales and marketing     $         37 $         38  $         71 $         76
Technical operations               1            -             2            -
Development                        3            -             7            -
General and
 administrative                  153          112           302          252

Reconciliation of Net Loss to
 Adjusted EBITDA:                    Three Months Ended   Six Months Ended
(in thousands)                            June 30,            June 30,
                                     ------------------  ------------------
                                       2013      2014      2013      2014
                                     --------  --------  --------  --------

Net loss                             $ (3,276) $ (1,135) $ (6,216) $ (4,027)
Interest                                   19        12        34        24
Taxes                                      84       140       208       219
Depreciation                              472       523       925     1,040
Amortization                                -        10         -        20
                                     --------  --------  --------  --------
EBITDA                                 (2,701)     (450)   (5,049)   (2,724)
Stock-based compensation                  194       150       382       328
Impairment of long-lived assets           265         -       265         -
Non-cash currency translation
 adjustments                              (37)      (63)     (116)      (43)
                                     --------  --------  --------  --------
Adjusted EBITDA                      $ (2,279) $   (363) $ (4,518) $ (2,439)
                                     ========  ========  ========  ========

For More Information
Investors:
Addo Communications
Laura Bainbridge; Kimberly Esterkin
laurab@addocommunications.com; kimberlye@addocommunications.com
310-829-5400